EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

     The following is a list of subsidiaries of the Company as of December 31, 2002, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

NAME	WHERE INCORPORATED

412357 Ontario Inc.	Canada
A S Ruffel (Mozambique) Limitada	Mozambique
A S Ruffel (Private) Ltd.	Zimbabwe
A.S. Ruffel (Proprietary) Limited	South Africa
A/O Pfizer	Russia
Adams (Thailand) Limited	Thailand
Adams Confectionery Corp.	Delaware
Adams Confectionery Limited	United Kingdom
Adams Cost Rica C.R. S.A.	Costa Rica
Adams El Salvador, S.A. de C.V.	El Salvador
Adams Guatemala, S.A.	Guatemala
Adams MeCCA Holdings B.V.	Netherlands
Adams Panama S.A.	Panama
Adams Spain, Sociedad Limitada	Spain
Adams USA Inc.	Delaware
Adams, S.A.	Argentina
Adenylchemie GmbH	Germany
Agouron Pharmaceuticals (Canada) Inc.	Canada
Agouron Pharmaceuticals (Europe) Limited	United Kingdom
Agouron Pharmaceuticals, Inc.	California
American Chicle Company	Delaware
American Food Industries, Inc.	Delaware
AMS Medical Systems AG	Switzerland
Andean Services S.A.	Colombia
Argaiv Ltd.	United Kingdom
BINESA 2002, S.L.	Spain
Bioindustria Farmaceutici S.r.l.	Italy
C.P. Pharmaceuticals International C.V.	Netherlands
Cachou Lajaunie	France
Capsugel ( Thailand ) Co., Ltd.	Thailand
Capsugel AG	Switzerland
Capsugel Belgium BVBA	Belgium
Capsugel France	France
Capsugel Japan Inc. (KK)	Japan
Charwell Pharmaceuticals Limited	United Kingdom
Chicle Adams S.A.	Colombia
Chicle Adams, S.A.	Venezuela
Clark Gum Company Morocco	Morocco
Community Care Health Solutions Inc.	Delaware
Community Health Care Solutions LLC	Delaware
Compania Distribuidora Del Centro, S.A. de C.V.	Mexico
Consumer Health Products (Minority Interests) Company	United Kingdom

Davis Medica, Sociedad Limitada, Sociedad Unipersonal	Spain
Distribuidora Mercantil Centro Americana, S.A.	Delaware
Duchem Laboratories Limited	India
Euronett, Inc.	Delaware
Eversharp Canada Inc.	Canada
Eversharp de Mexico S.A. de C.V.	Mexico
Exchic C.A. Limited	Bermuda
Farminova, Produtos Farmaceuticos de Inovacao, Lda.	Portugal
Gödecke GmbH	Germany
Gödecke OTC Beteiligungs GmbH	Germany
Grupo Azteca, S.A.	Dominican Republic
Grupo Warner Lambert Mexico, S. de R.L. de C.V.	Mexico
Health Care Ventures, Inc.	Delaware
Heinrich Mack Nachf. G.m.b.H. & Co. KG	Germany
HII Holding, LLC	Delaware
International Affiliated Corporation LLC	Delaware
International Affiliated Holdings B.V.	Netherlands
International Company for Gum and Confectionery (INCOGUM) S.A.E.	Egypt
Inter-World Insurance Company Limited	Bermuda
Invicta Farma, S.A.	Spain
Island Pharmaceuticals Limited	Ireland
Jouveinal Holland B.V.	Netherlands
Keystone Chemurgic Corp.	Delaware
Laboratoire Beral, S.A.S.	France
Laboratoires Pfizer SA	Morocco
Laboratorios Laprofa, Sociedad Anonima	Guatemala
Laboratorios Parke Davis, S.L.	Spain
Laboratorios Pfizer Lda.	Portugal
Laboratorios Pfizer Ltda.	Brazil
Laboratorios Substantia, S.A.	Venezuela
Laboratorios Visine, S.L.	Spain
Lambert & Feasley, Inc.	New York
Lambert Chemical Company Limited	United Kingdom
Leema Chemicals & Cosmetics Pvt. Ltd.	India
Liquidity Joint Venture Corporation	Barbados
Losbanos Ltd.	Ireland
Lothian Developments V SPRL	Belgium
MED Urological, Inc.	Minnesota
Medicaps	France
Med-Tech Ventures, Inc.	Delaware
Meito Adams Co., Ltd.	Japan
MTG Divestitures	France
MTG Divestitures Handels GmbH	Austria
MTG Divestitures Inc.	Delaware
N. V. Wilkinson Sword S.A.	Belgium
Nefox Farma, S.A.	Spain
Nostrum Farma, S.A.	Spain
O.C.T. (Thailand) Ltd.	Thailand
Omni Laboratories Inc.	Canada
Orsim, S.A.	France
PanServ Personalberatungs und Anzeigenservice GmbH	Germany

Parke Davis & Co. Limited	Isle of Jersey
Parke Davis Corporation	Taiwan
Parke Davis Del Ecuador C.A.	Ecuador
Parke Davis European Distributors Limited	Ireland
Parke Davis International Limited	Bahamas
Parke Davis Productos Farmaceuticos Lda	Portugal
Parke Davis Pty Limited	Australia
Parke Davis S.p.A.	Italy
Parke, Davis & Company	Michigan
Parke, Davis & Company Limited	Pakistan
Parke-Davis (Thailand) Limited	Thailand
Parke-Davis Afrique de L’Ouest	Senegal
Parke-Davis GmbH	Germany
Parke-Davis Korea Limited	Korea
Parke-Davis Manufacturing Corp.	Delaware
Parke-Davis Sales Corporation	Virgin Islands
P-D Co., Inc.	Delaware
Pfidev3	France
Pfidev4	France
Pfizer (Malaysia) Sdn. Bhd	Malaysia
Pfizer (Namibia) (Proprietary) Limited	Namibia
Pfizer (S.A.S.)	France
Pfizer A.B.	Sweden
Pfizer A.G.	Switzerland
Pfizer A/S	Denmark
Pfizer A/S	Norway
Pfizer Adams — Produtos de Confeitaria, Lda	Portugal
Pfizer Africa & Middle East Company for Pharmaceuticals, Animal Health & Chemicals S.A.E.	Egypt
Pfizer Algerie Sante et Nutrition Animale s.p.a.	Algeria
Pfizer Animal Health B.V.	Netherlands
Pfizer Animal Health Korea Ltd.	South Korea
Pfizer Animal Health S.A.	Belgium
Pfizer Antilles Holdings N.V.	Netherlands Antilles
Pfizer Asia Pacific Pte Ltd.	Singapore
Pfizer B.V.	Netherlands
Pfizer Beteiligungs G.m.b.H.	Germany
Pfizer BSP Holdings	Belgium
Pfizer Canada Inc.	Canada
Pfizer Century Holdings	Ireland
Pfizer Channel Company	Isle of Man
Pfizer CHC GmbH	Germany
Pfizer Chile S.A.	Chile
Pfizer Cia. Ltda.	Ecuador
Pfizer Commercial Holdings Limited	Isle of Man
Pfizer Consumer Health Care México, S. de R.L.	Mexico
Pfizer Consumer Health Products Company	United Kingdom
Pfizer Consumer Healthcare	United Kingdom
Pfizer Consumer Healthcare B.V.	Netherlands
Pfizer Consumer Healthcare Comm.VA	Belgium
Pfizer Consumer Healthcare GmbH	Germany

Pfizer Consumer Healthcare Ireland	Ireland
Pfizer Consumer Healthcare S.Com.p.A.	Spain
Pfizer Consumer Healthcare S.r.l.	Italy
Pfizer Consumer Inc.	Japan
Pfizer Coordination Center	Morocco
Pfizer Co-Promotions Limited	Isle of Jersey
Pfizer Corporation	Panama
Pfizer Corporation Austria G.m.b.H.	Austria
Pfizer Corporation Hong Kong Limited	Hong Kong
Pfizer Deutschland GmbH	Germany
Pfizer Distribution Company	Ireland
Pfizer Dominicana, S.A.	Dominican Republic
Pfizer Dublin Limited	Ireland
Pfizer Egypt S.A.E.	Egypt
Pfizer Enterprises Inc.	Delaware
Pfizer ESOP Pty Limited	Australia
Pfizer European Service Center N.V.	Belgium
Pfizer Export Company	Ireland
Pfizer Finance GmbH & Co. KG	Germany
Pfizer Finance International Limited	Ireland
Pfizer Finance Verwaltungs GmbH	Germany
Pfizer Fundings International	Ireland
Pfizer Global Holdings B.V.	Netherlands
Pfizer GmbH	Germany
Pfizer Group Limited	United Kingdom
Pfizer H.C.P. Corporation	New York
Pfizer Health Solutions Inc.	Delaware
Pfizer Hellas, A.E.	Greece
Pfizer HK Service Company Limited	Hong Kong
Pfizer Holding France (S.C.A.)	France
Pfizer Holding Mexico, S. de R.L. de C.V.	Mexico
Pfizer Holding und Verwaltungs G.m.b.H.	Germany
Pfizer Holdings B.V.	Netherlands
Pfizer Holdings Europe	Ireland
Pfizer Holdings Ireland	Ireland
Pfizer Holdings Netherlands B.V.	Netherlands
Pfizer Holdings Turkey Limited	Isle of Jersey
Pfizer Holland Pharmaceuticals B.V.	Netherlands
Pfizer Hungary Asset Management Kft.	Hungary
Pfizer Ilaclari Limited Sirketi	Turkey
Pfizer International Bank Europe	Ireland
Pfizer International Corporation	Panama
Pfizer International Holdings Limited	Ireland
Pfizer International Inc.	New York
Pfizer International Luxembourg S.A.	Luxembourg
Pfizer Inventory Co.	Delaware
Pfizer Investment Capital Limited	Ireland
Pfizer Ireland Pharmaceuticals	Ireland
Pfizer Ireland Ventures	Ireland
Pfizer Italia S.r.l.	Italy
Pfizer Italiana S.r.l.	Italy

Pfizer Jersey Capital Limited	Isle of Jersey
Pfizer Jersey Company Limited	Isle of Jersey
Pfizer Jersey Finance Limited	Isle of Jersey
Pfizer Laboratories (Proprietary) Limited	South Africa
Pfizer Laboratories Korea Limited	South Korea
Pfizer Laboratories Limited	Kenya
Pfizer Laboratories Limited	New Zealand
Pfizer Laboratories Limited	Pakistan
Pfizer Limitada	Angola
Pfizer Limited	Tanzania
Pfizer Limited	Thailand
Pfizer Limited	Uganda
Pfizer Limited	United Kingdom
Pfizer Ltd.	Taiwan
Pfizer Luxco Production S.A.R.L.	Luxembourg
Pfizer Luxco Ventures SARL	Luxembourg
Pfizer Luxembourg S.A.	Luxembourg
Pfizer Manufacturing Ireland	Ireland
Pfizer Manufacturing LLC	Delaware
Pfizer Medical Systems, Inc.	Delaware
Pfizer Medical Technology Group (Belgium) N.V.	Belgium
Pfizer Medical Technology Group (Netherlands) B.V.	Netherlands
Pfizer Medical Technology Group Aktiebolag	Sweden
Pfizer Medical Technology Group Pension Trustees Limited	United Kingdom
Pfizer Overseas, Inc.	Delaware
Pfizer Oy	Finland
Pfizer Participations S.a.r.l.	Luxembourg
Pfizer Pension Trustees (Ireland) Limited	Ireland
Pfizer Pension Trustees Ltd.	United Kingdom
Pfizer PGM (S.A.S.)	France
Pfizer PGRD (S.A.S.)	France
Pfizer Pharm Algerie	Algeria
Pfizer Pharmaceutical Trading Limited Liability Company (a/k/a Pfizer Kft. or Pfizer LLC)	Hungary
Pfizer Pharmaceuticals B.V.	Netherlands
Pfizer Pharmaceuticals Inc. [a/k/a Pfizer Seiyaku Kabushiki Kaisha (PSK)]	Japan
Pfizer Pharmaceuticals Israel Ltd.	Israel
Pfizer Pharmaceuticals Jersey Limited	Isle of Jersey
Pfizer Pharmaceuticals Korea Limited	South Korea
Pfizer Pharmaceuticals Limited	Cayman Islands, British West Indies
Pfizer Pharmaceuticals LLC	Delaware
Pfizer Pharmaceuticals Ltd.	People’s Republic of China
Pfizer Pharmaceuticals Production Corporation	Panama
Pfizer Pharmaceuticals Production Corporation Limited	Isle of Man
Pfizer Pharmaceuticals Tunisie Sarl	Tunisia
Pfizer Pharmaceuticals, Inc.	Delaware
Pfizer Pigments Inc.	Delaware
Pfizer Polska Sp. z.o.o.	Poland
Pfizer Private Limited	Singapore
Pfizer Production LLC	Delaware

Pfizer Products Inc.	Connecticut
Pfizer Pty. Ltd.	Australia
Pfizer Research and Development Company N.V. / S.A.	Belgium / Ireland
Pfizer Ringaskiddy Production Company	Isle of Man
Pfizer S.A.	Belgium
Pfizer S.A.	Colombia
Pfizer S.A.	Peru
Pfizer S.A.	Venezuela
Pfizer S.G.P.S. Lda.	Portugal
Pfizer S.R.L.	Argentina
Pfizer Saidal Manufacturing	Algeria
Pfizer Sales Ireland	Ireland
Pfizer Sante Grand Public	France
Pfizer Science and Technology Ireland Limited	Ireland
Pfizer Service Company BVBA	Belgium
Pfizer Service Company Ireland	Ireland
Pfizer Services 1	France
Pfizer Services 2	France
Pfizer Services GbR	Germany
Pfizer Servicios de Mexico, S.A. de C.V.	Mexico
Pfizer Shared Services	Ireland
Pfizer Specialties Limited	Nigeria
Pfizer SPOL s.r.o.	Czech Republic
Pfizer Sterling Investments Limited	Isle of Jersey
Pfizer Technologies Ltd.	United Kingdom
Pfizer Tunisie	Tunisia
Pfizer UK Group Limited	United Kingdom
Pfizer Ventures Limited	Isle of Jersey
Pfizer Warner Lambert Luxembourg S.A.R.L.	Luxembourg
Pfizer Warner-Lambert llac Sanayi ve Ticaret Limited Sirketi	Turkey
Pfizer WL Company	Delaware
Pfizer Zona Franca, S.A.	Costa Rica
Pfizer, Inc.	Philippines
Pfizer, S.A.	Costa Rica
Pfizer, S.A. [a/k/a Pfizer Pharmaceutical]	Spain
Pfizer, S.A. de C.V.	Mexico
Pilsner Acquisition Sub Corp.	Delaware
Plaistow Limited	Ireland
PQI Inc.	Canada
Productos Adams C.A.	Ecuador
Programmable Pump Technologies, Inc.	Delaware
PT. Capsugel Indonesia	Indonesia
PT. Pfidex Pharma	Indonesia
PT. Pfizer Indonesia	Indonesia
Quigley Company Inc.	New York
Renrall Limited	Wyoming
Renrall Yugen Kaisha	Japan
Ribex S.r.l.	Italy
Rivepar S.A.S.	France
Roerig A.B.	Sweden
Roerig B.V.	Netherlands

Roerig S.A.	Chile
Roerig, Inc.	Philippines
Roerig, Produtos Farmaceuticos, Lda.	Portugal
Roerig, S.A.	Venezuela
Schick & Wilkinson Sword International B.V.	Netherlands
Schick & Wilkinson-Sword Holding B.V.	Netherlands
Schick (Guangzhou) Company Limited	People’s Republic of China
Schick (Malaysia) SDN BHD	Malaysia
Schick (Singapore) Private Limited	Singapore
Schick Nederland B.V.	Netherlands
Schick North America, Inc.	Delaware
Shiley Incorporated	California
Shiley International	California
Shiley Ltd.	United Kingdom
Sinergis Farma-Produtos Farmaceuticos, Lda.	Portugal
Site Realty, Inc.	Delaware
Smith Brothers Cough Drops Canada Ltd.	Canada
SmithKline Animal Health (Proprietary) Limited	South Africa
SmithKline Animal Health (SWA) (Pty) Ltd.	Namibia
Societe Nouvelle Des Pastilles De Vichy	France
Solinor Inc.	Delaware
Substantia	France
Suzhou Capsugel Ltd.	People’s Republic of China
Swordfish Heimtierbedarf Verwaltungsgesellschaft m.b.H.	Germany
Swordfish Holding GmbH	Germany
Tabor Corporation	Delaware
The Kodiak Company Ltd.	Bermuda
Thorney Company	Ireland
Unicliffe Limited	United Kingdom
Viagra Limited	United Kingdom
Vinci Farma, S.A.	Spain
Wafin SRL	Italy
Warner Lambert (NZ) Limited	New Zealand
Warner Lambert (Taiwan) Limited	Taiwan
Warner Lambert (UK) Limited	United Kingdom
Warner Lambert Company (Malaysia) SDN BHD	Malaysia
Warner Lambert Consumer Healthcare Pty Limited	Australia
Warner Lambert Consumer Healthcare Pty Limited (New Zealand)	New Zealand
Warner Lambert de Venezuela, S.A.	Venezuela
Warner Lambert Del Uruguay S.A.	Uruguay
Warner Lambert Distribuidora, S.A. DE C.V.	Mexico
Warner Lambert Pakistan (Private) Limited	Pakistan
Warner Lambert Peru S.A.	Peru
Warner Lambert Plaistow Manufacturing (Partnership)	Ireland
Warner Lambert Poland Sp.z.o.o.	Poland
Warner Lambert Pty Limited	Australia
Warner Lambert SAL	Lebanon
Warner Lambert Zimbabwe (Private) Limited	Zimbabwe
Warner-Lambert (East Africa) Limited	Kenya
Warner-Lambert (Guangzhou) Limited	People’s Republic of China
Warner-Lambert (Nigeria) Limited	Nigeria

Warner-Lambert (Singapore) Private Limited	Singapore
Warner-Lambert (Tanzania), Limited	Tanzania
Warner-Lambert (Thailand) Limited	Thailand
Warner-Lambert (West Indies) Ltd.	Jamaica
Warner-Lambert A.E.	Greece
Warner-Lambert Bolivia S.A.	Bolivia
Warner-Lambert Caribbean Corporation	Virgin Islands
Warner-Lambert Company AG	Switzerland
Warner-Lambert Company LLC	Delaware
Warner-Lambert Consumer Health Products (Eastleigh) Company	United Kingdom
Warner-Lambert Cork Limited	Cayman Islands, British West Indies
Warner-Lambert de Costa Rica, S. A.	Costa Rica
Warner-Lambert de El Salvador, S.A. de C.V.	El Salvador
Warner-Lambert de Honduras, Sociedad Anonima	Honduras
Warner-Lambert de Nicaragua, S.A.	Nicaragua
Warner-Lambert de Panama, Sociedad Anonima	Panama
Warner-Lambert de Puerto Rico, Inc.	Puerto Rico
Warner-Lambert GmbH	Germany
Warner-Lambert Guatemala, Sociedad Anonima	Guatemala
Warner-Lambert Healthcare Company	United Kingdom
Warner-Lambert Hungary KFT.	Hungary
Warner-Lambert India Private Limited	India
Warner-Lambert Industria e Comercio Limitada	Brazil
Warner-Lambert International Company	Delaware
Warner-Lambert International N.V.	Netherlands Antilles
Warner-Lambert Ireland	Ireland
Warner-Lambert Kenya Limited	Kenya
Warner-Lambert Manufacturing (Ireland) Ltd.	Cayman Islands, British West Indies
Warner-Lambert Pottery Road Limited	Ireland
Warner-Lambert South Africa (Proprietary) Limited	South Africa
Warner-Lambert Trading Company Limited	Hong Kong
Warner-Lambert, S.A.	Delaware
W-C Laboratories, Inc.	Delaware
Wilcox Sweets (Proprietary) Limited	South Africa
Wilkinson Sword — Productos de Higiene, Lda	Portugal
Wilkinson Sword (1999) Limited	United Kingdom
Wilkinson Sword B.V.	Netherlands
Wilkinson Sword Gesellschaft GmbH	Austria
Wilkinson Sword GmbH	Germany
Wilkinson Sword Limited	United Kingdom
Wilkinson Sword S.p.A.	Italy
Wilkinson Sword Spolka z organiczona odpowiedzialnoscia	Poland
Wilkinson Sword Tras Urunteri Ticaret L.S.	Turkey
Wilkinson Sword Verwaltungs-GmbH (WS Old Co)	Germany
Wilkinson Sword. S.A.E.	Spain
W-L (Europe)	United Kingdom
W-L (Portugal)	United Kingdom
W-L (Spain)	United Kingdom
WL Cumbica LLC	Delaware
WL de Guatemala, Sociedad Anonima	Guatemala
W-L Holding	France

W-L LLC	Delaware
WW-G (UK) Limited	United Kingdom